Exhibit 10.49
AMENDMENT NO. 2 TO THE
FERGUSON ENTERPRISES, LLC
EXECUTIVE LIFE INSURANCE PLAN II

THIS AMENDMENT is made as of the 21st day of September, 2023, by Ferguson Enterprises, LLC, a Virginia limited liability company (the "Company").

WHEREAS, the Company adopted the Ferguson Enterprises, Inc. Executive Life Insurance Plan II (the "Plan") for the benefit of participating employees effective as of January 1, 2006;

WHEREAS, on January 28, 2008, the Company first amended the Plan;

WHEREAS, on March 31, 2019, the Company converted from a corporation to a limited liability company, and was thereby renamed “Ferguson Enterprises, LLC”; and

WHEREAS, pursuant to Section 8.1 of the Plan, the Company reserved the right to amend the Plan, and now desires to do so;

NOW, THEREFORE, the Company hereby amends the Plan, effective as of the date first written above, as follows:

1.The Title of the Plan is changed to:

“Ferguson Enterprises, LLC Executive Life Insurance Plan II”.

2.Section 1.1 of the Plan is amended by replacing the first sentence thereof with the following:

“The purpose of the Ferguson Enterprises, LLC Executive Life Insurance Plan II (the “Plan”) is to assist Participants (defined below) in the payment of premiums for life insurance coverage pursuant to which each such Participant (or trustee or other permitted transferee) shall be the owner of the applicable life insurance policy.”

3.Section 1.2 of the Plan is amended by replacing the first sentence thereof with the following:

“The Plan is merely an arrangement where the Company may make bonus contributions equal to life insurance premiums for a small number of executive employees in accordance with the requirements of Code Section 162. The Plan is not intended as an employee benefit plan under the Employee Retirement Income Security Act.”

4.Section 2.1 of the Plan is amended by replacing “Ferguson Enterprises, Inc.” with “Ferguson Enterprises, LLC” in each place it appears.

5.Section 3.1 of the Plan is amended by replacing the first and second sentence with the following:

“Participation in this Plan is limited to a limited number of executive employees as may be designated by the Administrator.”

6.Section 7.3 of the Plan is deleted.

7.Section 7.4 of the Plan is amended by replacing paragraphs (a), (b) and (c) with the following:

“The Administrator shall have the power and discretion to perform the administrative duties with respect to the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Administrator shall have the power and discretion to interpret decide upon all provisions or matters under the Plan. The decision of the Administrator upon all issues or matters shall be binding and conclusive upon all persons.”

8.Section 7.5 of the Plan is deleted.

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    IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

FERGUSON ENTERPRISES, LLC

/s/ Ian Graham
Ian Graham
Senior VP & Secretary
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